Exhibit 99.1

CYCLACEL PHARMACEUTICALS ANNOUNCES $1 MILLION PRIVATE
PLACEMENT OFFERING OF CONVERTIBLE PREFERRED STOCK

KUALA LUMPUR, March 24, 2025 – Cyclacel Pharmaceuticals, Inc. (“Cyclacel”) (NASDAQ: CYCC, NASDAQ: CYCCP), a biopharmaceutical company that develops innovative cancer medicine, today announced that it has entered into a securities purchase agreement for the sale of its convertible Series E Preferred Stock (“Preferred Stock”) in a private placement to certain accredited investors yielding gross proceeds of $1.0 million before deducting offering expenses. The offering closed on March 21, 2025.

The net proceeds of the offering shall be used for working capital and general corporate purposes. Based on its current operating assumptions, Cyclacel expects this financing, together with Cyclacel’s cash on hand, will extend its cash runway into third quarter 2025.

Each share of Preferred Stock is convertible into 110 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which Preferred Stock may not be converted without Cyclacel’s stockholder approval per Nasdaq listing rules. The holders of the Preferred Stock will be entitled to participate in any dividends made on shares of Common Stock (on an as-converted basis) if and when such dividends are declared. Additional information regarding the Preferred Stock will be included in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, and were issued and sold in reliance on Regulation S of the Securities Act. The securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Preferred Stock was offered directly to the investors without a placement agent, underwriter, broker or dealer.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Preferred Stock or Cyclacel’s Common Stock, nor shall there be any sale of the Preferred Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

Advisors

Arc Group Ltd. served as a financial advisor to Cyclacel in the private placement.

Rimon P.C. served as legal counsel to Cyclacel.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a clinical-stage, biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation and mitosis biology. The transcriptional regulation program is the anti-mitotic program plogosertib, a PLK1 inhibitor, in patients with both solid tumors and hematological malignancies. Cyclacel’s strategy is to build a diversified biopharmaceutical business based on a pipeline of novel drug candidates addressing oncology and hematology indications. For additional information, please visit www.cyclacel.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, and encompasses all statements, other than statements of historical fact contained in this press release. These forward-looking statements can be identified by terminology such as “may,” “could,” “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “targets,” “likely to”, “understands” and similar statements. These forward-looking statements are based on management’s current expectations. However, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. These statements are neither promises nor guarantees but involve known and unknown risks, uncertainties and other important factors and circumstances that may cause Cyclacel’s actual results, performance or achievements to be materially different from its expectations expressed or implied by the forward-looking statements, including conditions in the U.S. capital markets, negative global economic conditions, potential negative developments resulting from epidemics or natural disasters, other negative developments in Cyclacel’s business or unfavorable legislative or regulatory developments. We caution you therefore against relying on these forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements.

For a discussion of additional factors that may affect the outcome of such forward-looking statements, see our 2023 annual report filed with the SEC on Form 10-K on March 21, 2024, as amended on April 30, 2024 (Commission File Number: 000-50626), and in particular the “Risk Factors” section, as well as the other documents filed with or furnished to the SEC by Cyclacel from time to time. Copies of these filings are available online from the SEC at www.sec.gov, or on the SEC Filings section of our Investor Relations website at https://investor.cyclacel.com/sec-filings. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing Cyclacel’s views as of any date subsequent to the date of this press release. All forward-looking statements in this press release are based on information currently available to Cyclacel, and Cyclacel and its authorized representatives assume no obligation to update these forward-looking statements in light of new information or future events. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contact

IR@cyclacel.com